Exhibit 99.1


[CHEROKEE(TM) INTERNATIONAL
GRAPHIC OMITTED]                             2841 Dow Avenue,
                                             Tustin, California 92780 - USA
                                             Phone 714-544-6665 -
                                             Fax: 714 838 4742
                                             www.cherokeepwr.com

                                                News Release

CONTACT:

Ann Jones, Investor Relations
714 508 2088 - office
714 227 0391 - cell
info@cherokeepwr.com


    Cherokee International Announces Resignation of Chief Financial Officer

TUSTIN, CA, September 13, 2005 - Cherokee International Corporation (NASDAQ:
CHRK), a leading manufacturer of power supplies, today announced that Van Holland will resign as Vice President of Finance, Chief Financial Officer and Secretary as of September 23, 2005. Mr. Holland will be leaving to accept a position as chief financial officer of an Irvine, California-based company that provides telecom and networking equipment, and Cherokee has initiated a search for Mr. Holland's replacement.

"We appreciate Van's many contributions to Cherokee since joining the company in 1999," said Jeffrey Frank, Cherokee's President and Chief Executive Officer. "During his tenure we established a European operation through acquisition, significantly improved our balance sheet and market position, and began implementing Cherokee's manufacturing strategy in China. We wish Van much success in his new position."

About Cherokee International

Cherokee International Corporation designs and manufactures high-reliability custom and standard power supplies for original equipment manufacturers. Our advanced power supply products are typically custom-designed into higher-end applications in the computing and storage, wireless infrastructure, enterprise networking, medical and industrial markets.

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